UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 5, 2009

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

AF Services, LLC (“AF Services”), a wholly-owned subsidiary of PC Mall, Inc. (“PC Mall”), entered into a sublease agreement with Capgemini U.S. LLC, commencing on August 4, 2009, the effective date of the landlord's consent, and continuing through March 30, 2014. AF Services' obligation under the sublease agreement is guaranteed by PC Mall.

The subleased property is 28,074 square feet of office space, located in Chicago, Illinois. The monthly base rent, for the period commending on August 4, 2009 through May 31, 2010 will be $29,243.75 per month, $43,280.75 per month from June 1, 2010 through May 31, 2011, $57,317.75 per month from June 1, 2011 through May 31, 2012, $59,657.25 per month from June 1, 2012 through May 31, 2013, and $61,996.75 from June 1, 2013 through March 30, 2014.

A copy of the sublease agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1	Sublease Agreement, by and between Capgemini U.S. LLC and AF Services, LLC, effective August 4, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

(Registrant)

Date: August 5, 2009	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne Chief Financial Officer

Index to Exhibit

Exhibit No.	Description

10.1	Sublease Agreement, by and between Capgemini U.S. LLC and AF Services, LLC, effective August 4, 2009